Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces

2011 Second Quarter Results

Newton, MA (August 3, 2011): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and six months ended June 30, 2011.

Results for the Quarter Ended June 30, 2011:

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended June 30, 2011 was $66.0 million, or $0.92 per share basic and $0.91 per share diluted, compared to Normalized FFO available for common shareholders for the quarter ended June 30, 2010 of $60.2 million, or $0.93 per share basic and $0.92 per share diluted.

Net income (loss) available for common shareholders was $9.5 million for the quarter ended June 30, 2011, compared to ($2.7) million for the same quarter last year.  Net income (loss) available for common shareholders per share, basic and diluted (EPS), for the quarters ended June 30, 2011 and 2010 was $0.13 and ($0.04), respectively.  Net income for the quarter ended June 30, 2010 includes a loss of $21.5 million, or $0.33 per share, on asset impairment, partially offset by a gain of $11.5 million, or $0.18 per share, on sale of properties.

The weighted average number of basic and diluted common shares outstanding was 72,144,400 and 79,442,565, respectively, for the quarter ended June 30, 2011, and 64,595,417 and 71,893,582, respectively, for the quarter ended June 30, 2010.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO and Normalized FFO for the quarters ended June 30, 2011 and 2010 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Six Months Ended June 30, 2011:

Normalized FFO available for common shareholders for the six months ended June 30, 2011 was $127.8 million, or $1.77 per share basic and $1.76 per share diluted, compared to Normalized FFO available for common shareholders for the six months ended June 30, 2010 of $120.2 million, or $1.98 per share basic and $1.95 per share diluted.

Net income available for common shareholders was $47.2 million for the six months ended June 30, 2011, compared to $22.0 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted (EPS), for the six months ended June 30, 2011 and 2010 was $0.65 and $0.36, respectively.  Net income for the six months ended June 30, 2011 includes gains of $34.6 million, or $0.48 per share, from the sale of properties.  Net income for the six months ended June 30, 2010 includes gains of $11.5 million, or $0.19 per share, on the sale of properties, and $16.4 million, or $0.27 per share, on the issuance of shares by an equity investee, partially offset by a loss of $21.5 million, or $0.35 per share, on asset impairment.

The weighted average number of basic and diluted common shares outstanding was 72,141,559 and 79,439,724, respectively, for the six months ended June 30, 2011, and 60,685,295 and 67,983,460, respectively, for the six months ended June 30, 2010.

A reconciliation of net income determined according to GAAP, to FFO and Normalized FFO for the six months ended June 30, 2011 and 2010 appears later in this press release.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of June 30, 2011, 87.5% of CWH’s total square feet was leased, compared to 87.5% as of March 31, 2011 and 88.0% as of June 30, 2010.

CWH signed lease renewals for 712,000 square feet and new leases for 549,000 square feet during the quarter ended June 30, 2011 which had weighted average rental rates that were 2% above prior rents for the same space.  Average lease terms for leases signed during the second quarter of 2011 were 6.2 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended June 30, 2011 totaled $15.71 per square foot on average.

Recent Investment and Sales Activities:

Since April 1, 2011, CWH has acquired ten properties with approximately 2.0 million square feet for an aggregate purchase price of approximately $302.7 million, including the assumption of $56.3 million of mortgage debt and excluding closing costs, and it has entered agreements to acquire four properties with approximately 2.9 million square feet for an aggregate purchase price of approximately $531.1 million, including the assumption of $265.0 million of mortgage debt and excluding closing costs:

•                  In May 2011, CWH closed on the previously reported acquisition of a central business district, or CBD, office property located in Chicago, IL with 1,070,388 square feet.  This property is 85% leased to 60 tenants for a weighted (by rents) average lease term of 6.6 years.  The purchase price was $162.2 million, excluding closing costs.

•                  In June 2011, CWH closed on the previously reported acquisition of four suburban office properties located in Stafford, VA with a combined 149,023 square feet.  These properties are 100% leased to ten tenants for a weighted (by rents) average lease term of 1.7 years.  The aggregate purchase price was $25.7 million, including the assumption of $15.0 million of mortgage debt and excluding closing costs.

•                  In June 2011, CWH closed on the previously reported acquisition of four suburban office properties located in Folsom, CA with a combined 269,254 square feet.  These properties are 93% leased to nine tenants for a weighted (by rents) average lease term of 3.6 years.  The purchase price was $46.3 million, including the assumption of $41.3 million of mortgage debt and excluding closing costs.

•                  In July 2011, CWH acquired a CBD office property located in Birmingham, AL with 514,893 square feet.  This property is 76% leased to 14 tenants for a weighted (by rents) average lease term of 8.7 years.  The purchase price was $68.5 million, excluding closing costs.

•                  As previously reported in May 2011, CWH entered an agreement to acquire two CBD office properties located in Chicago, IL with a combined 1,571,386 square feet.  These properties are 97% leased to 49 tenants for a weighted (by rents) average lease term of 8.4 years.  The aggregate purchase price is $390.0 million, including the assumption of $265.0 million of mortgage debt and excluding closing costs.  CWH expects to acquire these properties during the third quarter of 2011; however, this acquisition is subject to customary closing conditions, including the assumption of existing mortgage debt, and no assurance can be given that CWH will acquire these properties in that time period or at all.

•                  In July 2011, CWH entered an agreement to acquire a CBD office property located in New Orleans, LA with 1,256,991 square feet.  This property is 88% leased to 61 tenants for a weighted (by rents) average lease term of 5.0 years.  The purchase price is $107.0 million, excluding closing costs.  CWH expects to acquire this property during the third quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that CWH will acquire this property in that time period or at all.

•                  In July 2011, CWH entered an agreement to acquire a CBD office property located in Portland, OR with 106,658 square feet.  This property is 100% leased to one tenant for a lease term of 10.8 years.  The purchase price is $34.1 million, excluding closing costs.  CWH expects to acquire this property during the third quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that CWH will acquire this property in that time period or at all.

As previously reported, CWH also currently has 27 properties located throughout the United States with a combined 2.9 million square feet listed for sale; however, no assurance can be given that any of these properties will be sold.

Recent Financing Activities:

In June 2011, CWH issued 11.0 million series E cumulative redeemable preferred shares in a public offering, raising net proceeds of approximately $266 million.  Each series E preferred share has a liquidation preference of $25.00 and requires dividends of $1.8125, or 7 ¼% of the liquidation preference per annum, payable in equal quarterly payments.  Each series E preferred share is redeemable at CWH’s option for $25.00 plus accrued and unpaid dividends at any time on or after May 15, 2016.  CWH used the net proceeds from this offering to reduce amounts outstanding under its revolving credit facility.

In June 2011, CWH repaid at maturity $29.2 million of 7.435% mortgage debt using cash on hand.

In July 2011, CWH issued 11.5 million common shares in a public offering, raising net proceeds of approximately $264 million.  CWH used the net proceeds from this offering to repay amounts outstanding under its revolving credit facility and for general business purposes, including funding acquisitions.

In July 2011, CWH prepaid at par plus a premium $23.2 million of 8.05% mortgage debt due in 2012, using cash on hand and proceeds from its 11.5 million common share offering.

Conference Call:

On August 3, 2011, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee and President, and John Popeo, Chief Financial Officer, will host a conference call to discuss the second quarter financial results.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 332-0932.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 10th.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179322.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s second quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Second Quarter 2011 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of June 30, 2011, CWH owned 499 properties with 67.5 million square feet, including 17.9 million square feet of industrial and commercial lands in Oahu, Hawaii and 11 properties with a combined 1.8 million square feet in Australia.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.  CWH’s website is not incorporated as part of this press release.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. CWH’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY CWH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

•                  THIS PRESS RELEASE STATES THAT CWH IS CURRENTLY MARKETING CERTAIN PROPERTIES FOR SALE.  THERE IS NO GUARANTEE THAT CWH WILL FIND BUYERS FOR THESE PROPERTIES OR THAT THE TERMS OFFERED BY POTENTIAL BUYERS WILL BE ACCEPTABLE.  AS A RESULT, SOME OR ALL OF THESE PROPERTIES MAY NOT BE SOLD.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN CWH’S PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE CWH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY CWH’S FORWARD LOOKING STATEMENTS. CWH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Consolidated Statements of Income and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Rental income	$222,181	$195,817	$436,697	$390,896

Expenses:
Operating expenses	90,161	81,352	180,568	162,822
Depreciation and amortization	51,973	45,233	105,814	90,673
General and administrative	11,618	9,554	22,569	18,804
Loss on asset impairment	—	21,491	—	21,491
Acquisition related costs	2,415	1,103	5,060	1,413
Total expenses	156,167	158,733	314,011	295,203
Operating income	66,014	37,084	122,686	95,693

Interest and other income	392	447	1,062	1,565
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,920, $1,710, $3,952 and $3,476, respectively)	(48,200)	(44,659)	(95,614)	(89,524)
Equity in earnings of investees	2,910	2,305	5,622	4,644
Gain on issuance of shares by an equity investee	—	—	—	16,418
Income (loss) from continuing operations before income tax expense	21,116	(4,823)	33,756	28,796
Income tax expense	(90)	(181)	(436)	(363)
Income (loss) from continuing operations	21,026	(5,004)	33,320	28,433
Discontinued operations:
(Loss) income from discontinued operations	(1,062)	3,498	(1,316)	7,358
Gain on sale of properties from discontinued operations	—	—	34,572	—
Income (loss) before gain on sale of properties	19,964	(1,506)	66,576	35,791
Gain on sale of properties	—	11,504	—	11,504
Net income	19,964	9,998	66,576	47,295
Preferred distributions	(10,500)	(12,667)	(19,339)	(25,334)
Net income (loss) available for common shareholders	$9,464	$(2,669)	$47,237	$21,961

Calculation of Funds from Operations, or FFO (1):
Net income	$19,964	$9,998	$66,576	$47,295
Plus: depreciation and amortization from continuing operations	51,973	45,233	105,814	90,673
Plus: depreciation and amortization from discontinued operations	—	4,425	—	8,765
Plus: FFO from investees	4,966	3,953	9,558	7,758
Less: gain on sale of properties	—	(11,504)	—	(11,504)
Less: gain on sale of properties from discontinued operations	—	—	(34,572)	—
Less: equity in earnings of investees	(2,910)	(2,305)	(5,622)	(4,644)
FFO	73,993	49,800	141,754	138,343
Less: preferred distributions	(10,500)	(12,667)	(19,339)	(25,334)
FFO available for common shareholders	$63,493	$37,133	$122,415	$113,009

CommonWealth REIT

Consolidated Statements of Income and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Calculation of Normalized FFO (1):
FFO	$73,993	$49,800	$141,754	$138,343
Plus: acquisition related costs (2)	2,415	1,103	5,060	1,413
Plus: loss on asset impairment from continuing operations	—	21,491	—	21,491
Plus: Normalized FFO from investees	5,214	4,429	10,033	8,424
Plus: average minimum rent from direct financing lease	329	—	439	—
Less: FFO from investees	(4,966)	(3,953)	(9,558)	(7,758)
Less: interest earned from direct financing lease	(450)	—	(604)	—
Less: gain on issuance of shares by an equity investee	—	—	—	(16,418)
Normalized FFO	76,535	72,870	147,124	145,495
Less: preferred distributions	(10,500)	(12,667)	(19,339)	(25,334)
Normalized FFO available for common shareholders	$66,035	$60,203	$127,785	$120,161

Weighted average common shares outstanding — basic	72,144	64,595	72,142	60,685
Weighted average common shares outstanding — diluted (3)	79,442	71,893	79,440	67,983

Per common share:
Income (loss) from continuing operations available for common shareholders — basic and diluted	$0.15	$(0.10)	$0.19	$0.24
(Loss) income from discontinued operations — basic and diluted	$(0.01)	$0.05	$0.46	$0.12
Net income (loss) available for common shareholders — basic and diluted	$0.13	$(0.04)	$0.65	$0.36
FFO available for common shareholders — basic	$0.88	$0.57	$1.70	$1.86
FFO available for common shareholders — diluted	$0.88	$0.57	$1.70	$1.84
Normalized FFO available for common shareholders — basic	$0.92	$0.93	$1.77	$1.98
Normalized FFO available for common shareholders — diluted	$0.91	$0.92	$1.76	$1.95

Common distributions paid	$0.50	$0.48	$1.00	$0.96

(1)    We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, computed in accordance with GAAP, excluding gain or loss on sale of properties, plus real estate depreciation and amortization and FFO from equity investees.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs as described in Note 2 below, gains from issuance of shares by equity investees, loss on asset impairment, the difference between average minimum rent and interest earned from direct financing lease and the difference between FFO and Normalized FFO from equity investees.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO and Normalized FFO provide useful information to investors because, by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of our operating performances between historical periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees in determining the amount of distributions to shareholders.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than us.

(2)   Represents costs associated with acquisitions that are expensed pursuant to the Business Combinations Topic of the FASB Accounting Standards CodificationTM.

CommonWealth REIT

Consolidated Statements of Income and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

(3)   As of June 30, 2011, our 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for all periods presented, except for FFO for the quarter ended June 30, 2010.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss) available for common shareholders	$9,464	$(2,669)	$47,237	$21,961
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Net income available for common shareholders — diluted	$15,631	$3,498	$59,571	$34,295

FFO available for common shareholders	$63,493	$37,133	$122,415	$113,009
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
FFO available for common shareholders — diluted	$69,660	$43,300	$134,749	$125,343

Normalized FFO available for common shareholders	$66,035	$60,203	$127,785	$120,161
Add - Series D convertible preferred distributions	6,167	6,167	12,334	12,334
Normalized FFO available for common shareholders — diluted	$72,202	$66,370	$140,119	$132,495

Weighted average common shares outstanding — basic	72,144	64,595	72,142	60,685
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	79,442	71,893	79,440	67,983

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Real estate properties:
Land	$1,440,845	$1,339,133
Buildings and improvements	5,446,227	5,018,125
	6,887,072	6,357,258
Accumulated depreciation	(922,597)	(850,261)
	5,964,475	5,506,997
Properties held for sale	51,127	114,426
Acquired real estate leases, net	287,241	233,913
Equity investments	168,871	171,464
Cash and cash equivalents	55,035	194,040
Restricted cash	5,109	5,082
Rents receivable, net of allowance for doubtful accounts of $12,316 and $12,550, respectively	203,304	191,237
Other assets, net	224,837	171,380
Total assets	$6,959,999	$6,588,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$230,000	$—
Senior unsecured debt, net	2,687,172	2,854,540
Mortgage notes payable, net	380,597	351,526
Liabilities related to properties held for sale	379	1,492
Accounts payable and accrued expenses	137,357	123,842
Assumed real estate lease obligations, net	69,836	65,940
Rent collected in advance	31,579	27,988
Security deposits	23,284	22,523
Due to affiliates	11,621	8,998
Total liabilities	3,571,825	3,456,849

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable at par on or after May 15, 2016; 11,000,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $275,000	265,804	—
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 72,148,686 and 72,138,686 shares issued and outstanding, respectively	721	721
Additional paid in capital	3,349,114	3,348,849
Cumulative net income	2,438,913	2,372,337
Cumulative other comprehensive income	18,363	4,706
Cumulative common distributions	(2,748,095)	(2,675,956)
Cumulative preferred distributions	(449,931)	(432,252)
Total shareholders’ equity	3,388,174	3,131,690
Total liabilities and shareholders’ equity	$6,959,999	$6,588,539